Exhibit 10.49C

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement is made and entered into on the 22nd day of February, 2008, among CSG SYSTEMS INTERNATIONAL, INC. (“CSGS”), a Delaware corporation, CSG SYSTEMS, INC. (“Systems”), a Delaware corporation, and JOSEPH T. RUBLE (the “Executive”). CSGS and Systems collectively are referred to in this Third Amendment and the Employment Agreement as the “Companies.”

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WHEREAS, the Companies and the Executive entered into an Employment Agreement dated January 18, 2001 (the “Employment Agreement”), a First Amendment thereto dated March 6, 2007 (the “First Amendment”), and a Second Amendment thereto dated August 14, 2007 (the “Second Amendment”); and

WHEREAS, the Companies and the Executive desire to further amend the Employment Agreement as herein set forth;

NOW, THEREFORE, in consideration of the foregoing recitals and the agreements of the parties contained in this document, the Companies and the Executive agree as follows:

1. Effective as of January 1, 2008, Paragraph 1 of the Employment Agreement hereby is amended in its entirety so as to read as follows:

“1. Employment and Duties. Each of the Companies hereby employs the Executive as an Executive Vice President, its Chief Administrative Officer, and its General Counsel throughout the term of this agreement and agrees to cause the Executive from time to time to be elected or appointed to such corporate offices or positions. The duties and responsibilities of the Executive shall include the duties and responsibilities of the Executive’s corporate offices and positions referred to in the preceding sentence which are set forth in the respective bylaws of the Companies from time to time, general supervision of the legal affairs of the Companies, and such other duties and authorities consistent with the Executive’s corporate offices and positions referred to in the preceding sentence and this agreement which the Board of Directors of CSGS (the “Board”) or the Chief Executive Officer of CSGS from time to time may assign to the Executive. If the Executive is elected or appointed as a director of CSGS or Systems, as the Secretary of the Companies, or as an officer or director of any of the respective subsidiaries of the Companies during the term of this agreement, then he also shall serve in such capacity or capacities but without additional compensation.”

2. Effective as of January 1, 2008, Paragraph 4 of the Employment Agreement hereby is amended in its entirety so as to read as follows:

“4. Base Salary. For all services to be rendered by the Executive pursuant to this Agreement, the Companies agree to pay the Executive during the term of this agreement a base salary (the “Base Salary”) for each calendar year at an annual rate which is which is not less than the annual rate of the Executive’s Base Salary in effect on December 31 of the immediately preceding calendar year. The Executive’s annual incentive bonus provided for in Paragraph 5 and all other compensation and benefits to which the executive is or may become entitled pursuant to this agreement or under any plans or programs of the Companies shall be in addition to the Base Salary.”

3. Upon the execution of this Third Amendment to Employment Agreement, any subsequent reference to the Employment Agreement shall mean the Employment Agreement as amended by the First Amendment, the Second Amendment, and this Third Amendment to Employment Agreement. As amended by the First Amendment, the Second Amendment, and this Third Amendment to Employment Agreement, the Employment Agreement shall remain in full force and effect according to its terms.

IN WITNESS WHEREOF, each of the parties has caused this Third Amendment to Employment Agreement to be executed as of the date first set forth above.

CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Peter E. Kalan
Peter E. Kalan, President and Chief Executive Officer

CSG SYSTEMS, INC., a Delaware corporation

By:	/s/ Peter E. Kalan
Peter E. Kalan, President and Chief Executive Officer

/s/ Joseph T. Ruble
Joseph T. Ruble